Financial Markets 280 Bishopsgate London EC2M 4RB

Memorandum	November 29, 2006

To:
Thornburg Mortgage Securities Trust 2006-6 (“Party B”)

Wells Fargo Bank, N.A. (the “Securities Administrator”)
P.O. Box 98
Columbia, Maryland 21046
Attention: Thornburg 2006-6
Fax: (410) 715-2380

or for overnight delivery,

9062 Old Annapolis Road
Columbia, Maryland 21045

cc:	Greenwich Capital Markets, Inc. 600 Steamboat Road Greenwich, CT 06830 Attn: Melizza Stotler Tel: (203) 618-2576 Fax: (203) 618-2580

From:	The Royal Bank of Scotland plc (“Party A”)

Re:

Our Reference Number:	IRG16130101.2A

Dear Sir or Madam:

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between Thornburg Mortgage Securities Trust 2006-6 and The Royal Bank of Scotland plc, acting through its agent, Greenwich Capital Markets, Inc. (each a “party” and together “the parties”) on the Trade Date specified below (the “Transaction”) pursuant to the pooling and servicing agreement (the “Pooling and Servicing Agreement”), dated as of November 1, 2006, among Credit Suisse First Boston Mortgage Securities Corp., a Delaware corporation, as depositor (the “Depositor”), Thornburg Mortgage Home Loans, Inc., a Delaware corporation, as seller, Wells Fargo Bank, N.A., a national banking association, as master servicer and as securities administrator (in such capacity, the “Securities Administrator”), Wilmington Trust Company, a Delaware banking corporation, as Delaware trustee, and LaSalle Bank National Association, a national banking association, as trustee and custodian. This letter agreement constitutes the sole and complete “Confirmation”, as referred to in the Master Agreement as well as a “Schedule” as referred to in the Master Agreement.

A07081979

The definitions and provisions contained in the 2000 ISDA Definitions (the “Definitions”) as published by the International Swaps and Derivatives Association, Inc., (“ISDA”) are incorporated into this Confirmation. This Confirmation will be governed by and subject to the terms and conditions which would be applicable if, prior to the Trade Date, the parties had executed and delivered an ISDA Master Agreement (Multicurrency-Cross Border), in the form published by ISDA in 1992 (the “Master Agreement”), with the attached Schedule A as the Schedule to the Master Agreement and the modifications provided below (collectively, the “Agreement”). In the event of any inconsistency between the provisions of the Master Agreement and this Confirmation and the attached Schedule A, this Confirmation will govern. Terms capitalized but not defined herein or in the Definitions incorporated herein shall have the respective meanings attributed to them in the Pooling and Servicing Agreement.

1
This Confirmation evidences a complete binding agreement between the parties as to the terms of the Transaction to which this Confirmation relates. In addition, each party represents to the other party and will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

(i)	Principal. It is acting as principal and not as agent when entering into the Transaction.

(ii)
Non-Reliance. It is acting for its own account and it has made its own independent decisions to enter into the Transaction and as to whether the Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into the Transaction; it being understood that information and explanations related to the terms and conditions of the Transaction shall not be considered investment advice or a recommendation to enter into the Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of the Transaction.

(iii)
Evaluation and Understanding. It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of the Agreement and the Transaction. It is also capable of assuming, and assumes, the financial and other risks of the Agreement and the Transaction.

(iv)	Status of Parties. The other party is not acting as an agent, fiduciary or advisor for it in respect of the Transaction.

2	The terms of the particular Transaction to which this Confirmation relates are as follows:

A07081979

Notional Amount:
With respect to any Calculation Period, the aggregate of the Class Certificate Principal Balances of the Class A-1 Certificates and the Class A-2 Certificates (the “Certificates”) as of the immediately prior Distribution Date (after giving effect to distributions on such Certificates on such Distribution Date). The Securities Administrator shall make available on the first day of each Calculation Period via its website a statement containing the relevant Class Certificate Principal Balances of the Class A-1 Certificates and the Class A-2 Certificates. Party A shall rely conclusively upon such statement of Class Certificate Principal Balances of the Class A-1 Certificates and the Class A-2 Certificates made available on the Securities Administrator’s website and Party A shall not incur any liability or penalty whatsoever with respect to any calculation or payment made in reliance on such statement. The Securities Administrator’s internet website shall initially be located at http://www.ctslink.com and assistance in using the website can be obtained by calling the Securities Administrator’s investor relations desk at (301) 815-6600.

Trade Date:	November 16, 2006

Effective Date:	November 29, 2006

Termination Date:	November 25, 2011, subject to adjustment in accordance with the Following Business Day Convention.

Fixed Amounts:

Fixed Rate Payer:	Party B

Fixed Rate Payer Payment Date:	November 29, 2006

Fixed Amount:	USD [[ ]]

Floating Amounts:

Floating Rate Payer:	Party A

Cap Rate:
The excess of (i) the product of the Net WAC of the Mortgage Loans as of the first day of the related Due Period (or, in the case of the first Distribution Date, the Cut-off Date) multiplied by 30 divided by the actual number of days in the Accrual Period, over (ii) the weighted average of the Class A-1 Margin and Class A-2 Margin (weighted on the basis of the related Certificates’ Class Certificate Principal Balance as of the immediately prior Distribution Date (after giving effect to distributions on such Distribution Date), or as of the Cut-Off Date for the first Distribution Date).
The Securities Administrator shall make available on the first day of each Calculation Period via its website a statement containing the relevant Net WAC of the Mortgage Loans. Party A shall rely conclusively upon such statement of such Net WAC made available on the Securities Administrator’s website and Party A shall not incur any liability or penalty whatsoever with respect to any calculation or payment made in reliance on such statement.
For the purposes of this Transaction:
“Class A-1 Margin” means 0.11%
“Class A-2 Margin” means 0.15%

A07081979

Floating Rate Payer Period End Dates:	The 25th day of each month of each year commencing December 25, 2006, through and including the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.

Floating Rate Payer Payment Dates:	Early Payment shall be applicable. The Floating Rate Payer Payment Dates shall be one (1) Business Day prior to each Floating Rate Payer Period End Date.

Floating Rate Option:	USD-LIBOR-BBA.

Designated Maturity:	One month

Spread:

Floating Rate Day Count Fraction:	Actual/360

Reset Dates:	First day of each Calculation Period

Business Days for payment:	New York

Calculation Agent:
Party A; provided, however, that if an Event of Default occurs with respect to Party A, then Party B shall be entitled to appoint a financial institution which would qualify as a Reference Market-maker to act as Calculation Agent.

3	Account Details:

Account for payments to Party A:
For the account of:
The Royal Bank of Scotland Financial Markets Fixed Income and Interest Rate Derivative Operations

London SWIFT RBOSGB2RTCM
with JPMorgan Chase Bank New York CHASUS33
ABA # 021000021
Account Number 400930153

A07081979

Account for payments to Party B:	Wells Fargo Bank, NA ABA 121-000-248 Account Number: 3970771416 Account Name: Corporate Trust Clearing FFC: 50953400, Thornburg 2006-6 Yield Maintenance

4	Offices:

The Office of Party A for this Transaction is:	London

The Office of Party B for this Transaction is:	Columbia, Maryland

A07081979

5
Agency Role of Greenwich Capital Markets, Inc. This Transaction has been entered into by Greenwich Capital Markets, Inc., as agent for The Royal Bank of Scotland plc. Greenwich Capital Markets, Inc. has not guaranteed and is not otherwise responsible for the obligations of Party A under this Transaction.

Please promptly confirm that the foregoing correctly sets forth the terms of the Transaction entered into between us by executing this Confirmation and returning it to us by facsimile to:

The Royal Bank of Scotland plc
Attention: Derivatives Documentation
Fax: 0207 375 6724 / 6486 Phone: 0207 375 4225

THE ROYAL BANK OF SCOTLAND PLC
By: Greenwich Capital Markets, Inc., its agent

By  /s/ Deborah Pfeifer
Name: Deborah Pfeifer
Title: Vice President

Accepted and confirmed as of the Trade Date written above:

THORNBURG MORTGAGE SECURITIES TRUST 2006-6

By: Wells Fargo Bank, N.A., not individually but solely as
Securities Administrator under the Pooling and Servicing Agreement on behalf of
THORNBURG MORTGAGE SECURITIES TRUST 2006-6

By:  /s/ Carla S. Walker
Name: Carla S. Walker
Title: Vice President

A07081979

Schedule A to the Confirmation dated as of November 29, 2006

Re: Reference Number IRG16130101.2A

Between The Royal Bank of Scotland plc (“Party A”) and Thornburg Mortgage Securities Trust 2006-6 (“Party B”)

Part 1. Termination Provisions.

(a)	“Specified Entity” means (i) in relation to Party A for all purposes of the Agreement: None;

and (ii) in relation to Party B for all purposes of the Agreement: None.

(b)	The “Breach of Agreement” provisions of Section 5(a)(ii) of the Agreement will be inapplicable to Party A and Party B.

(c)
The “Credit Support Default” provisions of Section 5(a)(iii) of the Agreement will be applicable to Party B only with respect to return of excess collateral to Party A under Paragraph 3(b) of the Credit Support Annex to this Agreement.

(d)	The “Misrepresentation” provisions of Section 5(a)(iv) of the Agreement will be inapplicable to Party B.

(e)	The “Default Under Specified Transaction” provisions of Section 5(a)(v) of the Agreement will be inapplicable to Party A and Party B.

(f)	The “Cross Default” provisions of Section 5(a)(vi) of the Agreement will apply to Party A with a Threshold Amount of 3% of the shareholder’s equity of Party A.

The “Cross Default” provisions of Section 5(a)(vi) of the Agreement will be inapplicable to Party B.

(g)	The “Bankruptcy” provision of Section 5(a)(vii) of the Agreement will be applicable to Party B, subject to the following modifications:

(i)	Section 5(a)(vii)(2) and (7) shall not apply;

(ii)	Section 5(a)(vii)(4) shall not apply to the extent that it refers to proceedings or petitions instituted or presented by Party A or its affiliates;

(iii)	The phrase “seeks or” in Section 5(a)(vii)(6) shall be deemed deleted; and

(iv)
Section 5(a)(vii)(8) shall apply only to the extent that a relevant event has an effect that is analogous to an effect described in Section 5(a)(vii)(1) through (7) (as amended in this Part 1(g)) that applies to Party B.

(h)	The “Tax Event upon Merger” provisions of Section 5(b)(iii) shall not apply to Party A to the extent that Party A is both the Burdened Party and the Affected Party.

(i)	The “Credit Event Upon Merger” provisions of Section 5(b)(iv) of the Agreement will be inapplicable to Party A and Party B.

A07081979

(j)	The “Automatic Early Termination” provision of Section 6(a) of the Agreement will be inapplicable to Party A and Party B.

(k)	Payments on Early Termination.

(i)	For the purpose of Section 6(e) of the Agreement:

(A)	Market Quotation will apply; and

(B)	The Second Method will apply.

(ii)
Notwithstanding Section 6 of this Agreement, so long as Party A is (A) the sole Affected Party in respect of an Additional Termination Event or a Tax Event Upon Merger or (B) the Defaulting Party in respect of any Event of Default, paragraphs (A) to (F) below shall apply:

(A)	The definition of “Market Quotation” shall be deleted in its entirety and replaced with the following:

“Market Quotation” means, with respect to one or more Terminated Transactions, an offer which, when made, is capable of becoming legally binding upon acceptance (any such offer, a “Firm Offer”) which is (1) made by a Reference Market-maker that is an Eligible Replacement, (2) for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Reference Market-maker to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transactions or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date, (3) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included and (4) made in respect of a Replacement Transaction with commercial terms substantially the same as those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions).”

(B)	The definition of “Settlement Amount” shall be deleted in its entirety and replaced with the following:

“Settlement Amount” means, with respect to any Early Termination Date, an amount (as determined by Party B) equal to:

(1) If a Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is selected by Party A and accepted by Party B so as to become legally binding on or before the day falling ten Local Business Days after the day on which the Early Termination Date is designated (or such later day as Party B may specify in writing to Party A, which in any event will not be later than the Early Termination Date) (such day, the “Latest Settlement Amount Determination Day”), the Termination Currency Equivalent of the amount (whether positive or negative) of such Market Quotation; or

A07081979

(2) If no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is selected by Party A and accepted by Party B so as to become legally binding on or before the Latest Settlement Amount Determination Day, Party B’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for the relevant Terminated Transaction or group of Terminated Transactions.

(C)
For the purpose of clause (4) of the definition of Market Quotation, Party B shall determine in its sole discretion, acting in a commercially reasonable manner, whether a Firm Offer is made in respect of a Replacement Transaction with commercial terms substantially the same as those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions).

(D)
Party B undertakes to use its reasonable efforts to obtain at least one Market Quotation before the Latest Settlement Amount Determination Day. Party B will be deemed to have discharged its obligations under the preceding sentence if it requests Party A to obtain Market Quotations, where such request is made in writing within two Local Business Days after the day on which the Early Termination Date is designated. If Party B requests Party A in writing to obtain Market Quotations, Party A shall use its reasonable efforts to do so before the Latest Settlement Amount Determination Day.

(E)
Any amount calculated as being due in respect of an Early Termination Date will be payable in accordance with Section 6(d)(ii), provided that if such payment is owed to Party B, it will be payable on the day that notice of the amount payable is given to Party A.

(F)
If the Settlement Amount is not determined by reference to a Market Quotation that has been accepted by Party B and the Settlement Amount is a negative number, Section 6(e)(i)(3) of this Agreement shall be deleted in its entirety and replaced with the following:

Second Method and Market Quotation. If Second Method and Market Quotation apply, (1) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (2) Party B shall pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (3) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B, provided that, (i) the amounts payable under (2) and (3) shall be subject to netting in accordance with Section 2(c) of this Agreement and (ii) notwithstanding any other provision of this Agreement, any amount payable by Party A under (3) shall not be netted-off against any amount payable by Party B under (1).

(l)	“Termination Currency” means United States Dollars.

(m)	Additional Termination Events. Each of the following shall be an Additional Termination Event:

A07081979

(i)
First Rating Trigger Event. A First Rating Trigger Event (as defined in Part 5(j)) has occurred, and Party A has not, within the period of time prescribed, complied with Part 5(j)(ii) below. For purposes of this Additional Termination Event, Party A shall be the sole Affected Party.

(ii)
S&P Second Rating Trigger Event. A Second Rating Trigger Event (as defined in Part 5(j)) with respect to S&P has occurred, and Party A has not, within 10 days after such event, complied with the requirements of Part 5(j)(iii) below. For purposes of this Additional Termination Event, Party A shall be the sole Affected Party.

(iii)
Moody’s Second Rating Trigger Event. (A) A Second Rating Trigger Event with respect to Moody’s has occurred, and 30 or more Local Business Days have elapsed and (B) (i) at least one Eligible Replacement (as defined in Part 5(j)) has made a Firm Offer to be the transferee of a transfer to be made in accordance with Part 5(j)(iii) below and/or (ii) at least one entity with the Acceptable Ratings (as defined in Part 5(j)) has made a Firm Offer to provide an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement. For purposes of this Additional Termination Event, Party A shall be the sole Affected Party.

(iv)
Regulation AB. (A) The Depositor still has a reporting obligation with respect to this Transaction pursuant to Regulation AB and (B) Party A has not, within 30 days after receipt of a Cap Disclosure Request complied with the provisions set forth in Part 5(k)(iv) below (provided that if the significance percentage reaches 10% or 20%, as applicable, after a Cap Disclosure Request has been made to Party A, Party A must comply with the provisions set forth in Part 5(k)(iv) below within 10 Business Days of Party A being informed of the significance percentage reaching 10% or 20%, as applicable). For purposes of this Additional Termination Event, Party A shall be the sole Affected Party.

Part 2. Tax Representations.

(a)	Payer Representations For the purpose of Section 3(e) of the Agreement, Party A will make the following representation and Party B will not make the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of the Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.

(b)	Payee Representations For the purpose of Section 3(f) of the Agreement,

A07081979

(i)	Party A represents that:

(A)	Party A is a tax resident of the United Kingdom;

(B)
Party A is a "foreign person" within the meaning of the applicable U.S. Treasury Regulations concerning information reporting and backup withholding tax (as in effect on January 1, 2001), unless Party A provides written notice to Party B that it is no longer a foreign person; and

(C)
Party A enters into this Transaction through a discretionary agent in the United States, and this Transaction is therefore, for United States federal income tax purposes, allocated to such United States trade or business, and each payment received or to be received by Party A under this Transaction (or portion thereof, if applicable) will be effectively connected with its conduct of a trade or business in the United States.

Party B represents that it is a Delaware statutory trust.

Definition of “Indemnifiable Tax”. Notwithstanding the definition of “Indemnifiable Tax” in Section 14 of this Agreement, in relation to payments by Party A, any Tax shall be an Indemnifiable Tax and, in relation to payments by Party B, no Tax shall be an Indemnifiable Tax.

No gross-up by Party B. Party B shall not have the obligations specified for X in Section 2(d)(i)(4).

6	Part 3. Agreement to Deliver Documents.

For the purpose of Sections 4(a)(i) and (ii) of the Agreement, Party A and Party B agree to deliver the following documents, as applicable:

(a)	Tax forms, documents or certificates to be delivered are:

Party Required to Deliver Document	Form/Document/Certificate	Date by Which to be Delivered

Party A	W-8ECI.	Upon the execution and delivery of this Confirmation and every 3 years thereafter upon request by Party B.

Party B
Any form or document required or reasonably requested to allow the other party to make payments under the Agreement without any deduction or withholding for or on account of any Tax, or with such deduction or withholding at a reduced rate.
(i) Upon the execution and delivery of this Confirmation, and (ii) anytime when the document last delivered is incorrect or out-of-date.

Other documents to be delivered and covered by the Section 3(d) representation are:

A07081979

Party required to deliver	Form/Document/or Certificate	Date by which to be delivered	Covered by Section 3(d) representation

Party A and Party B	A certificate of an authorized officer of the party, as to the incumbency and authority of the respective officers of the party signing this Confirmation.	Concurrently with the execution and delivery of this Confirmation unless previously delivered and still in full force and effect.	Yes

Party A	The Agency Agreement between Greenwich Capital Markets, Inc. and the Royal Bank of Scotland plc dated as of December 8, 2000, as amended.	Concurrently with the execution and delivery of the Confirmation.

Party A	Legal opinion(s) with respect to such party relating to the enforceability of the party’s obligations under this Agreement.	Concurrently with the execution and delivery of the Confirmation.	No

Part 4. Miscellaneous.

(a)	Addresses for Notices. For the purposes of Section 12(a) of the Agreement:

Addresses for notices or communications to Party A and to Party B shall be those set forth on the first page of the Confirmation.

(b)	Notice by Facsimile Transmission.

(i)
Section 12(a) of the Agreement is amended by adding in the third line thereof after the phrase “messaging system” and before the “)” the words “; provided, however, any such notice or other communication may be given by facsimile transmission (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender’s facsimile machine)”.

(ii)	Section 12(a)(ii) of the Agreement is deleted in its entirety.

(c)	Process Agent. For the purpose of Section 13(c) of the Agreement:

Party A appoints as its Process Agent: none.

Party B appoints as its Process Agent: none.

(d)	Offices. With respect to Party A, the provisions of Section 10(a) of the Agreement will apply.

(e)	Multibranch Party. For the purpose of Section 10(c) of the Agreement:

Party A is a Multibranch Party.

Party B is not a Multibranch Party.

(f)
Credit Support Document. Details of any Credit Support Document: In the case of Party A and Party B, the ISDA Credit Support Annex (New York law), dated as of the date hereof, between Party A and Party B, and such other collateralization agreement or collateralization credit support arrangement provided for under the terms of any Confirmation and Transaction evidenced thereby, together with any document or agreement that by its terms secures or collateralizes the parties’ obligations under a Transaction heretofore or hereafter entered into between the parties.

A07081979

(g)	Credit Support Provider.

Credit Support Provider means in relation to Party A: none.

Credit Support Provider means in relation to Party B: none.

(h)
Governing Law. This Agreement and all matters relating hereto or arising hereunder will be governed by and construed in accordance with the laws of the State of New York (without reference to conflicts of law doctrine other than New York General Obligations Law Sections 5-1401 and 5-1402).

(i)	Netting of Payments. Subparagraph (ii) of Section 2(c) of the Agreement will apply to the Transaction evidenced by the Confirmation.

(j)	Affiliates. Party B shall be deemed to not have any Affiliates for purposes of this Transaction.

Part 5. Other Provisions.

(a)	Additional Representation. Section 3(a) of the Agreement shall be amended to include the following additional representations after paragraph 3(a)(v):

(vi)  Eligible Contract Participant, etc. It is an “eligible contract participant” as defined in Section 1a(12) of the U.S. Commodity Exchange Act (7 U.S.C. 1a), as amended by the Commodity Futures Modernization Act of 2000 and the Transaction evidenced hereby has been the subject of individual negotiations and is intended to be exempt from, or otherwise not subject to regulation thereunder.

(b)	Waiver of Right to Trial by Jury. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS TRANSACTION.

(c)	Absence of Litigation. In Section 3(c) of the Agreement the words “or any of its Affiliates” shall be deleted.

(d)	Fully-paid Party Protected.

Notwithstanding the terms of Sections 5 and 6 of the Agreement, if at any time and so long as Party B has satisfied its payment obligations under Section 2(a)(i) of the Agreement, then unless Party A is required pursuant to appropriate proceedings to return to Party B or otherwise returns to Party B upon demand of Party B any portion of such payment, (a) the occurrence of an event described in Section 5(a) of the Agreement with respect to Party B shall not constitute an Event of Default or Potential Event of Default with respect to Party B as the Defaulting Party and (b) Party A shall be entitled to designate an Early Termination Date pursuant to Section 6 of the Agreement only as a result of a Termination Event set forth in either Section 5(b)(i) or Section 5(b)(ii) of the Agreement with respect to Party A as the Affected Party. For purposes of the Transaction to which this Confirmation relates, Party B’s only obligation under Section 2(a)(i) of the Agreement is to pay the Fixed Amount on the Fixed Rate Payer Payment Date.

A07081979

(e)	Limitation of Liability.

It is expressly understood and agreed by the parties hereto that (a) this letter agreement is executed and delivered by the Securities Administrator, not individually or personally but solely as the Securities Administrator under the Pooling and Sevicing Agreement, in the exercise of the powers and authority conferred and vested in it, (b) the representations, undertakings and agreements herein are made on the part of Party B are made and intended not as personal representations, undertakings and agreements by the Securities Administrator but are made and intended for the purpose of binding only Party B, (c) nothing herein contained shall be construed as creating any personal or individual liability on the Securities Administrator to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties who are signatories to this letter agreement and by any person claiming by, through or under such parties, and (d) under no circumstances shall the Securities Administrator be personally liable for the payment of any indebtedness or expenses of Party B or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by Party B under this letter agreement.

(f)
Proceedings. Party A shall not institute against or cause any other person to institute against, or join any other person in instituting against Party B any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy, dissolution or similar law, for a period of one year and one day following indefeasible payment in full of the Notes, provided that nothing herein shall preclude, or be deemed to estop Party A from taking any action in any case or proceeding voluntarily filed or commenced by or on behalf of Party B or in any involuntary case or proceeding after it has been commenced by a party other than Party A or one of its Affiliates.

(g)
Recording of Conversations. Each party to this Transaction acknowledges and agrees to the tape (and/or other electronic) recording of conversations between the parties to this Transaction whether by one or other or both of the parties or their agents.

(h)
No Set-off. Notwithstanding any provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set-off, net recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements.

(i)	Sole Transaction. For purposes of Section 1(c) of the Agreement, this Transaction shall be the sole Transaction under the Agreement.

(j)	Rating Agency Downgrade.

(i)	For purposes of this Part 5(j), the following definitions apply:

An entity has “Acceptable Ratings” if (x) its short-term unsecured and unsubordinated debt is rated at least “A-1” by S&P (or, if Party A does not have a short-term unsecured and unsubordinated debt rating from S&P, its long-term unsecured and unsubordinated debt is rated at least “A+” by S&P) and (y) Party A’s long-term unsecured and unsubordinated debt is rated at least A3 or Party A’s short-term unsecured and unsubordinated debt is rated at least “Prime-2” (or if Party A does not have a short-term unsecured and unsubordinated debt rating from Moody’s, its long-term unsecured and unsubordinated debt is rated at least A3).

A07081979

“Eligible Guarantee” means an unconditional and irrevocable guarantee that is provided by a guarantor with Acceptable Ratings as principal debtor rather than surety and is directly enforceable by Party B, where either (A) a law firm has given a legal opinion confirming that none of the guarantor’s payments to Party B under such guarantee will be subject to withholding for tax or (B) such guarantee provides that, in the event that any of such guarantor’s payments to Party B are subject to withholding for tax, such guarantor is required to pay such additional amount as is necessary to ensure that the net amount actually received by Party B (free and clear of any withholding tax) will equal the full amount Party B would have received had no such withholding been required.

“Eligible Replacement” means an entity (A) with the Acceptable Ratings or (B) whose present and future obligations owing to Party B are guaranteed pursuant to an Eligible Guarantee.

A “First Rating Trigger Event” shall occur with respect to Party A (or any applicable credit support provider), if (x) its short-term unsecured and unsubordinated debt ceases to be rated at least “A-1” by S&P (or, if Party A does not have a short-term unsecured and unsubordinated debt rating from S&P, its long-term unsecured and unsubordinated debt ceases to be rated at least “A+” by S&P), or (y)(a) its long-term unsecured and unsubordinated debt ceases to be rated at least “A2” by Moody’s or its short-term unsecured and unsubordinated debt cease to be rated at least “Prime-1” by Moody’s, or (b) if Party A does not have a short-term unsecured and unsubordinated debt rating from Moody’s, its long-term unsecured and unsubordinated debt ceases to be rated at least “A1” by Moody’s.

“Rating Agency Condition” means, with respect to any particular proposed act or omission to act hereunder, that the party acting or failing to act must consult with each of the Rating Agencies then providing a rating of the Certificates and receive from each such Rating Agency a prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of the then-current rating of the Certificates.

A “Second Rating Trigger Event” shall occur with respect to Party A (or any applicable credit support provider), if (A) Party A’s long-term unsecured and unsubordinated debt ceases to be rated at least “BBB-” or Party A’s short-term unsecured and unsubordinated debt ceases to be rated at least “A-3” or is withdrawn by S&P or (B) Party A’s long-term unsecured and unsubordinated debt ceases to be rated at least A3 or Party A’s short-term unsecured and unsubordinated debt ceases to be rated at least “Prime-2” (or if Party A does not have a short-term unsecured and unsubordinated debt rating from Moody’s, its long-term unsecured and unsubordinated debt ceases to be rated at least A3).

(ii)
If a First Rating Trigger Event occurs with respect to Party A (or any applicable Credit Support Provider), then (unless, within 30 days of such First Rating Trigger Event, each of Standard and Poor’s, a Division of The McGraw-Hill Companies, Inc. (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s) (each a “Rating Agency”) has reconfirmed its rating of the Certificates which was in effect immediately prior to such First Rating Trigger Event) Party A shall, within (30) days of such First Rating Trigger Event, at its own expense, (A) obtain an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement, subject to the Rating Agency Condition (B) transfer all or substantially all of its rights and obligations with respect to this Agreement to an Eligible Replacement (provided that Party B shall determine in its sole discretion, acting in a commercially reasonable manner, whether or not a transfer relates to all or substantially all of Party A’s rights and obligations under this Agreement), subject to the Rating Agency Condition or (C) post collateral in accordance with the Credit Support Annex to this Agreement, subject to the Rating Agency Condition in respect of S&P only.

A07081979

(iii)
If a Second Rating Trigger Event occurs with respect to Party A (or any applicable Credit Support Provider), then Party A shall at its own cost use commercially reasonable efforts to, as soon as reasonably practicable, either (A) obtain an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement, subject to the Rating Agency Condition, or (B) transfer all or substantially all of its rights and obligations with respect to this Agreement to an Eligible Replacement (provided that Party B shall determine in its sole discretion, acting in a commercially reasonable manner, whether or not a transfer relates to all or substantially all of Party A’s rights and obligations under this Agreement), subject to the Rating Agency Condition.

(k)	Compliance with Regulation AB.

(i)
Party A acknowledges that for so long as there are reporting obligations with respect to this Transaction under the 1934 Act, the Depositor is required under Regulation AB under the Securities Act of 1933, as amended, and the 1934 Act (“Regulation AB”), to disclose certain information set forth in Regulation AB regarding Party A or its group of affiliated entities, if applicable, depending on the aggregate “significance percentage” of this Agreement (as such term is used in Regulation AB) and any other derivative contracts between Party A or its group of affiliated entities, if applicable, and Party B, as calculated from time to time in accordance with Item 1115 of Regulation AB.

(ii)
Subject to the provisions of clause (iii) below, and so long as there are reporting obligations with respect to this Transaction under the 1934 Act, if the Depositor determines, reasonably and in good faith, in its sole discretion, that the significance percentage of this Agreement has increased to 8 percent, then the Depositor may request on such date of determination from Party A the same information set forth in Item 1115(b) of Regulation AB that would have been required if the significance percentage had in fact increased to 10 percent (such request, a “Cap Disclosure Request” and such requested information, subject to the last sentence of this paragraph, is the “Cap Financial Disclosure”). Party B or the Depositor shall provide Party A with the calculations and any other information reasonably requested by Party A with respect to the Depositor’s determination that led to the Cap Disclosure Request, provided that such determination of the significance percentage shall be in the Depositor’s sole discretion, exercised reasonably and in good faith. The parties hereto further agree that the Cap Financial Disclosure provided to meet a Cap Disclosure Request under this subsection (b) may be, solely at Party A’s option, either the information set forth in Item 1115(b)(1) or Item 1115(b)(2) of Regulation AB.

(iii)
So long as there are reporting obligations with respect to this Transaction under the 1934 Act, if the Depositor determines, reasonably and in good faith, in its sole discretion, that the significance percentage of this Agreement has increased to 18.5 percent, then the Depositor may make a Cap Disclosure Request to Party A on such date of determination for Cap Financial Disclosure that would have been required if the significance percentage had in fact increased to 20 percent (and, accordingly, consists of the information set forth in Item 1115(b)(2) of Regulation AB). Party B or the Depositor shall provide Party A with the calculations and any other information reasonably requested by Party A with respect to the Depositor’s determination that led to the Cap Disclosure Request, provided that such determination of the significance percentage shall be in the Depositor’s sole discretion, exercised reasonably and in good faith.

A07081979

(iv)
Upon the occurrence of a Cap Disclosure Request, Party A, at its own expense, shall (A) provide the Depositor with the Cap Financial Disclosure, (B) subject to a Rating Agency Condition, secure another entity to replace Party A as party to this Agreement on terms substantially similar to this Agreement which entity is able to provide the Cap Financial Disclosure or (C) subject to Rating Agency Condition, obtain a guaranty of Party A’s obligations under this Agreement from an affiliate of Party A that is able to provide the Depositor with the Cap Financial Disclosure, such that disclosure provided in respect of the affiliate will satisfy any disclosure requirements applicable to Party A, and cause such affiliate to provide Cap Financial Disclosure. For purposes of clause (B) above, the parties agree that National Westminster Bank Plc (“NatWest”) shall be an acceptable replacement for Party A, so long as NatWest satisfies the conditions specified in such clause (B). If permitted by Regulation AB, any required Cap Financial Disclosure may be provided by incorporation by reference from reports filed pursuant to the 1934 Act.

(v)	The parties agree that the Depositor and Thornburg Mortgage Home Loans, Inc. in its capacity as sponsor, are third-party beneficiaries to Party A’s undertakings under this paragraph (l).

(l)
Optional Securities Purchase Right. The parties hereto hereby agree that, for the avoidance of doubt, the mere exercise by Thornburg Mortgage, Inc. of its Optional Securities Purchase Right under Section 6.06 of the Trust Agreement to acquire all of the Certificates shall not affect the operation of this Transaction so long as the Certificates continue to be outstanding.

(m)
Severability. If any term, provision, covenant, or condition of the Agreement, or the application thereof to any other party or circumstance, shall be held invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if the Agreement has been executed with the invalid or unenforceable provision portion eliminated, so long as the Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of the Agreement and the deletion of such portion of the Agreement will not substantially impair the respective benefits or expectations of the parties. The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or conditions with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

A07081979

(n)	Counterparts. This letter agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(o)
USA PATRIOT Act Notice. Party A hereby notifies Party B that pursuant to the requirements of the USA PATRIOT ACT (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies Party B, which information includes the name and address of Party B and other information that will allow Party A to identify Party B in accordance with the Act.

(p)	Transfers.

(i)	Section 7 is hereby amended to read in its entirety as follows:

“Subject to Section 6(b)(ii) and Part 1(m), neither Party A nor Party B is permitted to assign, novate or transfer (whether by way of security or otherwise) as a whole or in part any of its rights, obligations or interests under the Agreement or any Transaction without (a) the prior written consent of the other party and (b) satisfaction of the Rating Agency Condition with respect to S&P.”

(ii)
If an Eligible Replacement has made a Firm Offer (which remains an offer that will become legally binding upon acceptance by Party B) to be the transferee pursuant to a Permitted Transfer, Party B shall, at Party A’s written request and at Party A’s expense, take any reasonable steps required to be taken by Party B to effect such transfer.

“Permitted Transfer” means a transfer by novation by Party A to a transferee (the “Transferee”) of all, but not less than all, of Party A’s rights, liabilities, duties and obligations under this Agreement, with respect to which transfer each of the following conditions is satisfied: (a) the Transferee is an Eligible Replacement that is a recognized dealer in interest rate caps organized under the laws of the United States of America or a jurisdiction located in the United States of America (or another jurisdiction reasonably acceptable to Party B), (b) as of the date of such transfer neither Party B nor the Transferee would be required to withhold or deduct on account of Tax from any payments under this Agreement, (c) an Event of Default or Termination Event would not occur as a result of such transfer, (d) Party B has consented in writing to the transfer, such consent not to be unreasonably withheld, (e) the transfer would not give rise to a taxable event or any other adverse Tax consequences to Party B or its interest holders, as determined by Party B in its sole discretion, (f) pursuant to a written instrument (the “Transfer Agreement”), the Transferee acquires and assumes all rights and obligations of Party A under the Agreement and the relevant Transaction, (g) Party B shall have determined, in its sole discretion, acting in a commercially reasonable manner, that such Transfer Agreement is effective to transfer to the Transferee all, but not less than all, of Party A’s rights and obligations under the Agreement and all relevant Transactions; (h) Party A will be responsible for any costs or expenses incurred in connection with such transfer (including any replacement cost of entering into a replacement transaction); (i) Moody’s has been given prior written notice of such transfer and the Rating Agency Condition is satisfied with respect to S&P; and (j) such transfer otherwise complies with the terms of the Pooling and Servicing Agreement.

A07081979

(q)
Amendment. Notwithstanding any provision to the contrary in this Agreement, no amendment of either this Agreement or any Transaction under this Agreement shall be permitted by either party unless each of the Rating Agencies has been provided prior written notice of the same and S&P confirms in writing (including by facsimile transmission) that it will not downgrade, withdraw or otherwise modify its then-current ratings of the Certificates.

A07081979

ISDA®
International Swaps and Derivative Association, Inc.
CREDIT SUPPORT ANNEX
to the Schedule to the
ISDA Master Agreement
incorporated by reference in the Confirmation dated November 29, 2006 between
The Royal Bank of Scotland plc
and
Wells Fargo Bank, N.A., not individually but solely as securities administrator (the “Securities Administrator”) under the Pooling and Servicing Agreement on behalf of THORNBURG MORTGAGE SECURITIES TRUST 2006-6.

Dated as of November 29, 2006

between

The Royal Bank of Scotland plc
(“PARTY A”)

and

Wells Fargo Bank, N.A., not individually but solely as securities administrator (the “Securities Administrator”) under the Pooling and Servicing Agreement on behalf of THORNBURG MORTGAGE SECURITIES TRUST 2006-6
(“PARTY B”)

This Annex supplements, forms part of, and is subject to, the above-referenced Agreement, is part of its Schedule and is a Credit Support Document under this Agreement with respect to each party.

Accordingly, the parties agree as follows:

Paragraph 1 Interpretation

(a)
Definitions and Inconsistency  Capitalized terms not otherwise defined herein or elsewhere in this Agreement have the meanings specified pursuant to Paragraph 12, and all references in this Annex to Paragraphs are to Paragraphs of this Annex. In the event of any inconsistency between this Annex and the other provisions of this Schedule, this Annex will prevail, and in the event of any inconsistency between Paragraph 13 and the other provisions of this Annex, Paragraph 13 will prevail.

(b)
Secured Party and Pledgor  All references in this Annex to the “Secured Party” will be to either party when acting in that capacity and all corresponding references to the “Pledgor” will be to the other party when acting in that capacity; provided, however, that if Other Posted Support is held by a party to this Annex, all references herein to that party as the Secured Party with respect to that Other Posted Support will be to that party as the beneficiary thereof and will not subject that support or that party as the beneficiary thereof to provisions of law generally relating to security interests and secured parties.

Paragraph 2 Security Interest

Each party, as the Pledgor, hereby pledges to the other party, as the Secured Party, as security for its Obligations, and grants to the Secured Party a first priority continuing security interest in, lien on and right of Set-off against all Posted Collateral Transferred to or received by the Secured Party hereunder. Upon the Transfer by the Secured Party to the Pledgor of Posted Collateral, the security interest and lien granted hereunder on that Posted Collateral will be released immediately and, to the extent possible, without any further action by either party.

Paragraph 3 Credit Support Obligations

(a)
Delivery Amount  Subject to Paragraphs 4 and 5, upon a demand made by the Secured Party on or promptly following a Valuation Date, if the Delivery Amount for that Valuation Date equals or exceeds the Pledgor’s Minimum Transfer Amount, then the Pledgor will Transfer to the Secured Party Eligible Credit Support having a Value as of the date of Transfer at least equal to the applicable Delivery Amount (rounded pursuant to Paragraph 13). Unless otherwise specified in Paragraph 13, the “Delivery Amount” applicable to the Pledgor for any Valuation Date will equal the amount by which:

(i)	the Credit Support Amount

exceeds

(ii)	the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party.

(b)
Return Amount  Subject to Paragraphs 4 and 5, upon a demand made by the Pledgor on or promptly following a Valuation Date, if the Return Amount for that Valuation Date equals or exceeds the Secured Party’s Minimum Transfer Amount, then the Secured Party will Transfer to the Pledgor Posted Credit Support specified by the Pledgor in that demand having a Value as of the date of Transfer as close as practicable to the applicable Return Amount (rounded pursuant to Paragraph 13). Unless otherwise specified in Paragraph 13, the “Return Amount” applicable to the Secured Party for any Valuation Date will equal the amount by which:

(i)	the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party exceeds

(ii)	the Credit Support Amount.

“Credit Support Amount” means, unless otherwise specified in Paragraph 13, for any Valuation Date (i) the Secured Party’s Exposure for that Valuation Date plus (ii) the aggregate of all Independent Amounts applicable to the Pledgor, if any, minus (iii) all Independent Amounts applicable to the Secured Party, if any, minus (iv) the Pledgor’s Threshold; provided, however, that the Credit Support Amount will be deemed to be zero whenever the calculation of Credit Support Amount yields a number less than zero.

Paragraph 4 Conditions Precedent, Transfer Timing, Calculations and Substitutions

(a)	Conditions Precedent Each Transfer obligation of the Pledgor under Paragraphs 3 and 5 and of the Secured Party under Paragraphs 3, 4(d)(ii), 5 and 6(d) is subject to the conditions precedent that:

(i)	no Event of Default, Potential Event of Default or Specified Condition has occurred and is continuing with respect to the other party; and

(ii)
no Early Termination Date for which any unsatisfied payment obligations exist has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the other party.

(b)
Transfer Timing  Subject to Paragraphs 4(a) and 5 and unless otherwise specified, if a demand for the Transfer of Eligible Credit Support or Posted Credit Support is made by the Notification Time, then the relevant Transfer will be made not later than the close of business on the next Local Business Day; if a demand is made after the Notification Time, then the relevant Transfer will be made not later than the close of business on the second Local Business Day thereafter.

(c)
Calculations  All calculations of Value and Exposure for purposes of Paragraphs 3 and 6(d) will be made by the Valuation Agent as of the Valuation Time. The Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) of its calculations not later than the Notification Time on the Local Business Day following the applicable Valuation Date (or in the case of Paragraph 6(d), following the date of calculation).

(d)	Substitutions

(i)
Unless otherwise specified in Paragraph 13, upon notice to the Secured Party specifying the items of Posted Credit Support to be exchanged, the Pledgor may, on any Local Business Day, Transfer to the Secured Party substitute Eligible Credit Support (the “Substitute Credit Support”); and

(ii)
subject to Paragraph 4(a), the Secured Party will Transfer to the Pledgor the items of Posted Credit Support specified by the Pledgor in its notice not later than the Local Business Day following the date on which the Secured Party receives the Substitute Credit Support, unless otherwise specified in Paragraph 13 (the “Substitution Date”); provided that the Secured Party will only be obligated to Transfer Posted Credit Support with a Value as of the date of Transfer of that Posted Credit Support equal to the Value as of that date of the Substitute Credit Support.

Paragraph 5 Dispute Resolution

If a party (a “Disputing Party”) disputes (I) the Valuation Agent’s calculation of a Delivery Amount or a Return Amount or (II) the Value of any Transfer of Eligible Credit Support or Posted Credit Support, then (1) the Disputing Party will notify the other party and the Valuation Agent (if the Valuation Agent is not the other party) not later than the close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3 in the case of (I) above or (Y) the date of Transfer in the case of (II) above, (2) subject to Paragraph 4(a), the appropriate party will Transfer the undisputed amount to the other party not later than the close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3 in the case of (I) above or (Y) the date of Transfer in the case of (II) above, (3) the parties will consult with each other in an attempt to resolve the dispute and (4) if they fail to resolve the dispute by the Resolution Time, then:

(i)
In the case of a dispute involving a Delivery Amount or Return Amount, unless otherwise specified in Paragraph 13, the Valuation Agent will recalculate the Exposure and the Value as of the Recalculation Date by:

(A)	utilizing any calculations of Exposure for the Transactions (or Swap Transactions) that the parties have agreed are not in dispute;

(B)
calculating the Exposure for the Transactions (or Swap Transactions) in dispute by seeking four actual quotations at mid-market from Reference Market-makers for purposes of calculating Market Quotation, and taking the arithmetic average of those obtained; provided that if four quotations are not available for a particular Transaction (or Swap Transaction), then fewer than four quotations may be used for that Transaction (or Swap Transaction); and if no quotations are available for a particular Transaction (or Swap Transaction), then the Valuation Agent’s original calculations will be used for that Transaction (or Swap Transaction); and

(C)	utilizing the procedures specified in Paragraph 13 for calculating the Value, if disputed, of Posted Credit Support.

(ii)
In the case of a dispute involving the Value of any Transfer of Eligible Credit Support or Posted Credit Support, the Valuation Agent will recalculate the Value as of the date of Transfer pursuant to Paragraph 13.

Following a recalculation pursuant to this Paragraph, the Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) not later than the Notification Time on the Local Business Day following the Resolution Time. The appropriate party will, upon demand following that notice by the Valuation Agent or a resolution pursuant to (3) above and subject to Paragraphs 4(a) and 4(b), make the appropriate Transfer.

Paragraph 6 Holding and Using Posted Collateral

(a)
Care of Posted Collateral  Without limiting the Secured Party’s rights under Paragraph 6(c), the Secured Party will exercise reasonable care to assure the safe custody of all Posted Collateral to the extent required by applicable law, and in any event the Secured Party will be deemed to have exercised reasonable care if it exercises at least the same degree of care as it would exercise with respect to its own property. Except as specified in the preceding sentence, the Secured Party will have no duty with respect to Posted Collateral, including, without limitation, any duty to collect any Distributions, or enforce or preserve any rights pertaining thereto.

(b)	Eligibility to Hold Posted Collateral; Custodians

(i)
General  Subject to the satisfaction of any conditions specified in Paragraph 13 for holding Posted Collateral, the Secured Party will be entitled to hold Posted Collateral or to appoint an agent (a “Custodian”) to hold Posted Collateral for the Secured Party. Upon notice by the Secured Party to the Pledgor of the appointment of a Custodian, the Pledgor’s obligations to make any Transfer will be discharged by making the Transfer to that Custodian. The holding of Posted Collateral by a Custodian will be deemed to be the holding of that Posted Collateral by the Secured Party for which the Custodian is acting.

(ii)
Failure to Satisfy Conditions  If the Secured Party or its Custodian fails to satisfy any conditions for holding Posted Collateral, then upon a demand made by the Pledgor, the Secured Party will, not later than five Local Business Days after the demand, Transfer or cause its Custodian to Transfer all Posted Collateral held by it to a Custodian that satisfies those conditions or to the Secured Party if it satisfies those conditions.

(iii)	Liability The Secured Party will be liable for the acts or omissions of its Custodian to the same extent that the Secured Party would be liable hereunder for its own acts or omissions.

(c)
Use of Posted Collateral  Unless otherwise specified in Paragraph 13 and without limiting the rights and obligations of the parties under Paragraphs 3, 4(d)(ii), 5, 6(d) and 8, if the Secured Party is not a Defaulting Party or an Affected Party with respect to a Specified Condition and no Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then the Secured Party will, notwithstanding Section 9-207 of the New York Uniform Commercial Code, have the right to:

(i)
sell, pledge, rehypothecate, assign, invest, use, commingle or otherwise dispose of, or otherwise use in its business any Posted Collateral it holds, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor; and

(ii)	register any Posted Collateral in the name of the Secured Party, its Custodian or a nominee for either.

For purposes of the obligation to Transfer Eligible Credit Support or Posted Credit Support pursuant to Paragraphs 3 and 5 and any rights or remedies authorized under this Agreement, the Secured Party will be deemed to continue to hold all Posted Collateral and to receive Distributions made thereon, regardless of whether the Secured Party has exercised any rights with respect to any Posted Collateral pursuant to (i) or (ii) above.

(d)	Distributions and Interest Amount

(i)
Distributions  Subject to Paragraph 4(a), if the Secured Party receives or is deemed to receive Distributions on a Local Business Day, it will Transfer to the Pledgor not later than the following Local Business Day any Distributions it receives or is deemed to receive to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose).

(ii)
Interest Amount  Unless otherwise specified in Paragraph 13 and subject to Paragraph 4(a), in lieu of any interest, dividends or other amounts paid or deemed to have been paid with respect to Posted Collateral in the form of Cash (all of which may be retained by the Secured Party), the Secured Party will Transfer to the Pledgor at the times specified in Paragraph 13 the Interest Amount to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose). The Interest Amount or portion thereof not Transferred pursuant to this Paragraph will constitute Posted Collateral in the form of Cash and will be subject to the security interest granted under Paragraph 2.

Paragraph 7 Events of Default

For purposes of Section 5(a)(iii)(1) of this Agreement, an Event of Default will exist with respect to a party if:

(i)
that party fails (or fails to cause its Custodian) to make, when due, any Transfer of Eligible Collateral, Posted Collateral or the Interest Amount, as applicable, required to be made by it and that failure continues for two Local Business Days after notice of that failure is given to that party;

(ii)
that party fails to comply with any restriction or prohibition specified in this Annex with respect to any of the rights specified in Paragraph 6(c) and that failure continues for five Local Business Days after notice of that failure is given to that party; or

(iii)
that party fails to comply with or perform any agreement or obligation other than those specified in Paragraphs 7(i) and 7(ii) and that failure continues for 30 days after notice of that failure is given to that party.

Paragraph 8 Certain Rights and Remedies

(a)
Secured Party’s Rights and Remedies  If at any time (1) an Event of Default or Specified Condition with respect to the Pledgor has occurred and is continuing or (2) an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Pledgor, then, unless the Pledgor has paid in full all of its Obligations that are then due, the Secured Party may exercise one or more of the following rights and remedies:

(i)	all rights and remedies available to a secured party under applicable law with respect to Posted Collateral held by the Secured Party;

(ii)	any other rights and remedies available to the Secured Party under the terms of Other Posted Support, if any;

(iii)
the right to Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and

(iv)
the right to liquidate any Posted Collateral held by the Secured Party through one or more public or private sales or other dispositions with such notice, if any, as may be required under applicable law, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor (with the Secured Party having the right to purchase any or all of the Posted Collateral to be sold) and to apply the proceeds (or the Cash equivalent thereof) from the liquidation of the Posted Collateral to any amounts payable by the Pledgor with respect to any Obligations in that order as the Secured Party may elect.

Each party acknowledges and agrees that Posted Collateral in the form of securities may decline speedily in value and is of a type customarily sold on a recognized market, and, accordingly, the Pledgor is not entitled to prior notice of any sale of that Posted Collateral by the Secured Party, except any notice that is required under applicable law and cannot be waived.

(b)
Pledgor’s Rights and Remedies  If at any time an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then (except in the case of an Early Termination Date relating to less than all Transactions (or Swap Transactions) where the Secured Party has paid in full all of its obligations that are then due under Section 6(e) of this Agreement):

(i)	the Pledgor may exercise all rights and remedies available to a pledgor under applicable law with respect to Posted Collateral held by the Secured Party;

(ii)	the Pledgor may exercise any other rights and remedies available to the Pledgor under the terms of Other Posted Support, if any;

(iii)	the Secured Party will be obligated immediately to Transfer all Posted Collateral and the Interest Amount to the Pledgor; and

(iv)	to the extent that Posted Collateral or the Interest Amount is not so Transferred pursuant to (iii) above, the Pledgor may:

(A)
Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and

(B)
to the extent that the Pledgor does not Set-off under (iv)(A) above, withhold payment of any remaining amounts payable by the Pledgor with respect to any Obligations, up to the Value of any remaining Posted Collateral held by the Secured Party, until that Posted Collateral is Transferred to the Pledgor.

(c)
Deficiencies and Excess Proceeds  The Secured Party will Transfer to the Pledgor any proceeds and Posted Credit Support remaining after liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b) after satisfaction in full of all amounts payable by the Pledgor with respect to any Obligations; the Pledgor in all events will remain liable for any amounts remaining unpaid after any liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b).

(d)
Final Returns  When no amounts are or thereafter may become payable by the Pledgor with respect to any Obligations (except for any potential liability under Section 2(d) of this Agreement), the Secured Party will Transfer to the Pledgor all Posted Credit Support and the Interest Amount, if any.

Paragraph 9 Representations

Each party represents to the other party (which representations will be deemed to be repeated as of each date on which it, as the Pledgor, Transfers Eligible Collateral) that:

(i)
it has the power to grant a security interest in and lien on any Eligible Collateral it Transfers as the Pledgor and has taken all necessary actions to authorize the granting of that security interest and lien;

(ii)
it is the sole owner of or otherwise has the right to Transfer all Eligible Collateral it Transfers to the Secured Party hereunder, free and clear of any security interest, lien, encumbrance or other restrictions other than the security interest and lien granted under Paragraph 2;

(iii)
upon the Transfer of any Eligible Collateral to the Secured Party under the terms of this Annex, the Secured Party will have a valid and perfected first priority security interest therein (assuming that any central clearing corporation or any third-party financial intermediary or other entity not within the control of the Pledgor involved in the Transfer of that Eligible Collateral gives the notices and takes the action required of it under applicable law for perfection of that interest); and

(iv)
the performance by it of its obligations under this Annex will not result in the creation of any security interest, lien or other encumbrance on any Posted Collateral other than the security interest and lien granted under Paragraph 2.

Paragraph 10 Expenses

(a)
General  Except as otherwise provided in Paragraphs 10(b) and 10(c), each party will pay its own costs and expenses in connection with performing its obligations under this Annex and neither party will be liable for any costs and expenses incurred by the other party in connection herewith.

(b)
Posted Credit Support  The Pledgor will promptly pay when due all taxes, assessments or charges of any nature that are imposed with respect to Posted Credit Support held by the Secured Party upon becoming aware of the same, regardless of whether any portion of that Posted Credit Support is subsequently disposed of under Paragraph 6(c), except for those taxes, assessments and charges that result from the exercise of the Secured Party’s rights under Paragraph 6(c).

(c)
Liquidation/Application of Posted Credit Support  All reasonable costs and expenses incurred by or on behalf of the Secured Party or the Pledgor in connection with the liquidation and/or application of any Posted Credit Support under Paragraph 8 will be payable, on demand and pursuant to the Expenses Section of this Agreement, by the Defaulting Party or, if there is no Defaulting Party, equally by the parties.

Paragraph 11 Miscellaneous

(a)
Default Interest  A Secured Party that fails to make, when due, any Transfer of Posted Collateral or the Interest Amount will be obligated to pay the Pledgor (to the extent permitted under applicable law) an amount equal to interest at the Default Rate multiplied by the Value of the items of property that were required to be Transferred, from (and including) the date that Posted Collateral or Interest Amount was required to be Transferred to (but excluding) the date of Transfer of that Posted Collateral or Interest Amount. This interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(b)
Further Assurances  Promptly following a demand made by a party, the other party will execute, deliver, file and record any financing statement, specific assignment or other document and take any other action that may be necessary or desirable and reasonably requested by that party to create, preserve, perfect or validate any security interest or lien granted under Paragraph 2, to enable that party to exercise or enforce its rights under this Annex with respect to Posted Credit Support or an Interest Amount or to effect or document a release of a security interest on Posted Collateral or an Interest Amount.

(c)
Further Protection  The Pledgor will promptly give notice to the Secured Party of, and defend against, any suit, action, proceeding or lien that involves Posted Credit Support Transferred by the Pledgor or that could adversely affect the security interest and lien granted by it under Paragraph 2, unless that suit, action, proceeding or lien results from the exercise of the Secured Party’s rights under Paragraph 6(c).

(d)
Good Faith and Commercially Reasonable Manner  Performance of all obligations under this Annex, including, but not limited to, all calculations, valuations and determinations made by either party, will be made in good faith and in a commercially reasonable manner.

(e)	Demands and Notices All demands and notices made by a party under this Annex will be made as specified in the Notices Section of this Agreement, except as otherwise provided in Paragraph 13.

(f)
Specifications of Certain Matters  Anything referred to in this Annex as being specified in Paragraph 13 also may be specified in one or more Confirmations or other documents and this Annex will be construed accordingly.

Paragraph 12 Definitions

As used in this Annex:

“Cash” means the lawful currency of the United States of America.

“Credit Support Amount” has the meaning specified in Paragraph 3.

“Custodian” has the meaning specified in Paragraphs 6(b)(i) and 13.

“Delivery Amount” has the meaning specified in Paragraph 3(a).

“Disputing Party” has the meaning specified in Paragraph 5.

“Distributions” means with respect to Posted Collateral other than Cash, all principal, interest and other payments and distributions of cash or other property with respect thereto, regardless of whether the Secured Party has disposed of that Posted Collateral under Paragraph 6(c). Distributions will not include any item of property acquired by the Secured Party upon any disposition or liquidation of Posted Collateral or, with respect to any Posted Collateral in the form of Cash, any distributions on that collateral, unless otherwise specified herein.

“Eligible Collateral” means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.

“Eligible Credit Support” means Eligible Collateral and Other Eligible Support.

“Exposure” means for any Valuation Date or other date for which Exposure is calculated and subject to Paragraph 5 in the case of a dispute, the amount, if any, that would be payable to a party that is the Secured Party by the other party (expressed as a positive number) or by a party that is the Secured Party to the other party (expressed as a negative number) pursuant to Section 6(e)(ii)(2)(A) of this Agreement as if all Transactions (or Swap Transactions) were being terminated as of the relevant Valuation Time; provided that Market Quotation will be determined by the Valuation Agent using its estimates at mid-market of the amounts that would be paid for Replacement Transactions (as that term is defined in the definition of “Market Quotation”).

“Independent Amount” means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

“Interest Amount” means, with respect to an Interest Period, the aggregate sum of the amounts of interest calculated for each day in that Interest Period on the principal amount of Posted Collateral in the form of Cash held by the Secured Party on that day, determined by the Secured Party for each such day as follows:

(x) the amount of that Cash on that day; multiplied by

(y) the Interest Rate in effect for that day; divided by

(z) 360.

“Interest Period” means the period from (and including) the last Local Business Day on which an Interest Amount was Transferred (or, if no Interest Amount has yet been Transferred, the Local Business Day on which Posted Collateral in the form of Cash was Transferred to or received by the Secured Party) to (but excluding) the Local Business Day on which the current Interest Amount is to be Transferred.

“Interest Rate” means the rate specified in Paragraph 13.

“Local Business Day”, unless otherwise specified in Paragraph 13, has the meaning specified in the Definitions Section of this Agreement, except that references to a payment in clause (b) thereof will be deemed to include a Transfer under this Annex.

“Minimum Transfer Amount” means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

“Notification Time” has the meaning specified in Paragraph 13.

“Obligations” means, with respect to a party, all present and future obligations of that party under this Agreement and any additional obligations specified for that party in Paragraph 13.

“Other Eligible Support” means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.

“Other Posted Support” means all Other Eligible Support Transferred to the Secured Party that remains in effect for the benefit of that Secured Party.

“Pledgor” means either party, when that party (i) receives a demand for or is required to Transfer Eligible Credit Support under Paragraph 3(a) or (ii) has Transferred Eligible Credit Support under Paragraph 3(a).

“Posted Collateral” means all Eligible Collateral, other property, Distributions, and all proceeds thereof that have been Transferred to or received by the Secured Party under this Annex and not Transferred to the Pledgor pursuant to Paragraph 3(b), 4(d)(ii) or 6(d)(i) or released by the Secured Party under Paragraph 8. Any Interest Amount or portion thereof not Transferred pursuant to Paragraph 6(d)(ii) will constitute Posted Collateral in the form of Cash.

“Posted Credit Support” means Posted Collateral and Other Posted Support.

“Recalculation Date” means the Valuation Date that gives rise to the dispute under Paragraph 5; provided, however, that if a subsequent Valuation Date occurs under Paragraph 3 prior to the resolution of the dispute, then the “Recalculation Date” means the most recent Valuation Date under Paragraph 3.

“Resolution Time” has the meaning specified in Paragraph 13.

“Return Amount” has the meaning specified in Paragraph 3(b).

“Secured Party” means either party, when that party (i) makes a demand for or is entitled to receive Eligible Credit Support under Paragraph 3(a) or (ii) holds or is deemed to hold Posted Credit Support.

“Specified Condition” means, with respect to a party, any event specified as such for that party in Paragraph 13.

“Substitute Credit Support” has the meaning specified in Paragraph 4(d)(i).

“Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

“Threshold” means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

“Transfer” means, with respect to any Eligible Credit Support, Posted Credit Support or Interest Amount, and in accordance with the instructions of the Secured Party, Pledgor or Custodian, as applicable:

(i)	in the case of Cash, payment or delivery by wire transfer into one or more bank accounts specified by the recipient;

(ii)
in the case of certificated securities that cannot be paid or delivered by book-entry, payment or delivery in appropriate physical form to the recipient or its account accompanied by any duly executed instruments of transfer, assignments in blank, transfer tax stamps and any other documents necessary to constitute a legally valid transfer to the recipient;

(iii)
in the case of securities that can be paid or delivered by book-entry, the giving of written instructions to the relevant depository institution or other entity specified by the recipient, together with a written copy thereof to the recipient, sufficient if complied with to result in a legally effective transfer of the relevant interest to the recipient; and

(iv)	in the case of Other Eligible Support or Other Posted Support, as specified in Paragraph 13.

“Valuation Agent” has the meaning specified in Paragraph 13.

“Valuation Date” means each date specified in or otherwise determined pursuant to Paragraph 13.

“Valuation Percentage” means, for any item of Eligible Collateral, the percentage specified in Paragraph 13.

“Valuation Time” has the meaning specified in Paragraph 13.

“Value” means for any Valuation Date or other date for which Value is calculated and subject to Paragraph 5 in the case of a dispute, with respect to:

(i)	Eligible Collateral or Posted Collateral that is:

(A)	Cash, the amount thereof; and

(B)	a security, the bid price obtained by the Valuation Agent multiplied by the applicable Valuation Percentage, if any;

(ii)	Posted Collateral that consists of items that are not specified as Eligible Collateral, zero; and

(iii)	Other Eligible Support and Other Posted Support, as specified in Paragraph 13.

Paragraph 13. Elections and Variables

(a)	Security Interest for “Obligations”. The term “Obligations” as used in this Annex includes the following additional obligations:

With respect to Party A: Not applicable.
With respect to Party B: Not applicable.

(b)	Credit Support Obligations.

(i) Delivery Amount, Return Amount and Credit Support Amount.

(A)
“Delivery Amount” has the meaning specified in Paragraph 3(a), except that (I) the words “upon a demand made by the Secured Party on or promptly following a Valuation Date” shall be deleted and replaced by the words “on each Valuation Date” and (II) by the sentence beginning “Unless otherwise specified in Paragraph 13” and ending “(ii) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party.” shall be deleted and replaced by the following:

“The “Delivery Amount” applicable to the Pledgor for any Valuation Date will equal the greatest of

(1)  the amount by which (a) the S&P Collateral Amount for such Valuation Date exceeds (b) the S&P Value as of such Valuation Date of all Posted Credit Support held by the Secured Party,

(2)  the amount by which (a) the Moody’s First Collateral Amount for such Valuation Date exceeds (b) the Moody’s First Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party, and

(3)  the amount by which (a) the Moody’s Second Collateral Amount for such Valuation Date exceeds (b) the Moody’s Second Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party.”

(B)
“Return Amount” has the meaning specified in Paragraph 3(b), except that the sentence beginning “Unless otherwise specified in Paragraph 13” and ending “(ii) the Credit Support Amount.” shall be deleted and replaced by the following:

“The “Return Amount” applicable to the Secured Party for any Valuation Date will equal the least of

(1)  the amount by which (a) the S&P Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the S&P Collateral Amount for such Valuation Date,

(2)  the amount by which (a) the Moody’s First Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the Moody’s First Collateral Amount for such Valuation Date, and

(3)  the amount by which (a) the Moody’s Second Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the Moody’s Second Collateral Amount for such Valuation Date.”

(C)
“Credit Support Amount” shall not apply. For purposes of calculating any Delivery Amount or Return Amount for any Valuation Date, reference shall be made to the S&P Collateral Amount, the Moody’s First Collateral Amount, or the Moody’s Second Collateral Amount, in each case for such Valuation Date, as provided in Paragraphs 13(b)(i)(A) and 13(b)(i)(B), above.

The “S&P Collateral Amount” means zero, provided that for so long as a First Rating Trigger Event with respect to S&P has occurred and is continuing for at least 30 days or a Second Rating Trigger Event with respect to S&P has occurred and is continuing, the S&P Collateral Amount shall equal the sum of (I) Party B’s Exposure and (II) of the product

S&P Volatility Buffer*Hedge Notional.

The “Moody’s First Collateral Amount” means zero, provided that for so long as (A) a First Rating Trigger Event with respect to Moody’s has occurred and is continuing and either (i) such event existed at the time this Annex was executed or (ii) at least 30 Local Business Days have elapsed since such event occurred and (B)(i) no Second Rating Trigger Event with respect to Moody’s has occurred and is continuing or (ii) less than 30 Local Business Days have elapsed since the occurrence of a Second Rating Trigger Event with respect to Moody’s, then the Moody’s First Collateral Amount shall equal the sum, over all Transactions, of
Max [0, Exposure + Min [15*DV01, 2%*Hedge Notional]]; and

The “Moody’s Second Collateral Amount” means zero, provided that, for so long as a Second Rating Trigger Event with respect to Moody’s has occurred and has been continuing for 30 or more Local Business Days, then the Moody’s Second Collateral Amount shall equal the sum, over all Transactions, of

Max [0, Next Payment, Exposure + Min [65*DV01, 10%* Hedge Notional]].

“DV01” means Party A’s estimate, as of any date of determination, of the change in the mid-market value of the relevant Transaction resulting from a one basis point change in the swap curve, on such date, as determined by Party A in good faith and in a commercially reasonable manner. Party A shall, upon request of Party B, provide to Party B a statement showing in reasonable detail such calculation,

“Hedge Notional” means the notional amount of the relevant Transaction,

“Next Payment” means the net payment due from Party A to Party B on the next payment date for the relevant Transaction, and

“S&P Volatility Buffer” means, for any Transaction, the related percentage set forth in the following table.

The higher of the S&P short-term credit rating of (i) Party A and (ii) the Credit Support Provider of Party A, if applicable	Remaining Weighted Average Maturity up to 3 years	Remaining Weighted Average Maturity up to 5 years	Remaining Weighted Average Maturity up to 10 years	Remaining Weighted Average Maturity up to 30 years
At least “A-2”	2.75%	3.25%	4.00%	4.75%
“A-3”	3.25%	4.00%	5.00%	6.25%
“BB+” or lower	3.50%	4.50%	6.75%	7.50%

(ii) Eligible Collateral. The following items will qualify as “Eligible Collateral” for the party specified:

Collateral Type	S&P Valuation Percentage	Moody’s Valuation Percentage at First Trigger Rating Event	Moody’s Valuation Percentage at Second Trigger Rating Event

(A) Cash, in the form of USD	100%	100%	100%

(B) Negotiable Debt Obligations (as defined below) issued by the Government of the United States of America having a remaining maturity of not more than one year.	98.9%	100%	100%

(C) Negotiable Debt Obligations issued by the Government of the United States of America having a remaining maturity of more than one but not more than two years.	98.0%	100%	99%

(D) Negotiable Debt Obligations issued by the Government of the United States of America having a remaining maturity of more than two but not more than three years.	97.4%	100%	98%

(E) Negotiable Debt Obligations issued by the Government of the United States of America having a remaining maturity of more than three but not more than five years.	95.5%	100%	97%

(F) Negotiable Debt Obligations issued by the Government of the United States of America having a remaining maturity of more than five but not more than seven years.	93.7%	100%	96%

(G) Negotiable Debt Obligations issued by the Government of the United States of America having a remaining maturity of more than seven but not more than ten years.	92.5%	100%	94%

(H) Negotiable Debt Obligations issued by the Government of the United States of America having a remaining maturity of more than ten but not more than twenty years.	91.1%	100%	90%

(I) Negotiable Debt Obligations issued by the Government of the United States of America having a remaining maturity of more than twenty years.	88.6%	100%	88%

As used above, the following terms have the indicated meanings:

“Negotiable Debt Obligation” means a debt obligation in a stated principal amount with a non-variable fixed maturity, which cannot be redeemed by its issuer before its maturity nor put to the issuer for redemption before its maturity. It must bear interest on its stated principal amount at a non-variable fixed rate until maturity (or, in the case of an obligation with an original maturity of less than one year, bear no interest at all).

(iii) Other Eligible Support. The following items will qualify as “Other Eligible Support” for the party specified: Not Applicable.

(iv) Thresholds.

(A)	“Independent Amount” means with respect to Party A: Not Applicable.

“Independent Amount” means with respect to Party B: Not Applicable.

(B)
“Threshold” means with respect to Party A, infinity, provided that for so long as (A) a First Rating Trigger Event with respect to Moody's has occurred and is continuing and either (i) such event existed at the time this Annex was executed or (ii) at least 30 Local Business days have elapsed since such event occurred, or (B) a First Rating Trigger Event with respect to S&P has occurred and is continuing for at least 30 days or a Second Rating Trigger Event with respect to S&P has occurred and is continuing, the Threshold with respect to Party A shall be zero.

“Threshold” means with respect to Party B, infinity.

(C)
“Minimum Transfer Amount” means with respect to Party A: USD 100,000, and with respect to Party B: USD 100,000, provided, that if the aggregate principal balance of Certificates rated by S&P ceases to be more than USD 50,000,000, the “Minimum Transfer Amount” shall be USD 50,000 and provided further that if a Party is a Defaulting Party, or the Affected Party under an Additional Termination Event, the Minimum Transfer Amount for such party shall be zero.

(D)	Rounding. The Delivery Amount and the Return Amount will be rounded up and down, respectively, to the nearest integral multiple of $10,000.

(c)
(i) External Verification. Notwithstanding anything to the contrary in the definitions of Valuation Agent or Valuation Date, at any time at which Party A (or, to the extent applicable, its Credit Support Provider) does not have a long-term unsubordinated and unsecured debt rating of at least “BBB+” from S&P, the Valuation Agent shall (A) calculate the Secured Party’s Exposure and the S&P Value (as defined below) of Posted Credit Support on each Valuation Date based on internal marks and (B) verify such calculations with external marks monthly by obtaining on the last Local Business Day of each calendar month two external marks for each Transaction to which this Annex relates and for all Posted Credit Support; such verification of the Secured Party’s Exposure shall be based on the higher of the two external marks. Each external mark in respect of a Transaction shall be obtained from an independent Reference Market-maker that would be eligible and willing to enter into such Transaction in the absence of the current derivative provider, provided that an external mark may not be obtained from the same Reference Market-maker more than four times in any 12-month period. The Valuation Agent shall obtain these external marks directly or through an independent third party, in either case at no cost to Party B. The Valuation Agent shall calculate on each Valuation Date (for purposes of this paragraph, the last Local Business Day in each calendar month referred to above shall be considered a Valuation Date) the Secured Party’s Exposure based on the greater of the Valuation Agent’s internal marks and the external marks received. If the S&P Value on any such Valuation Date of all Posted Credit Support then held by the Secured Party is less than the S&P Collateral Amount on such Valuation Date (in each case as determined pursuant to this paragraph), Party A shall, within three Local Business Days of such Valuation Date, Transfer to the Secured Party Eligible Credit Support having an S&P Value as of the date of Transfer at least equal to such deficiency.

(ii) Notice to S&P. At any time at which Party A (or, to the extent applicable, its Credit Support Provider) does not have a long-term unsubordinated and unsecured debt rating of at least “BBB+” from S&P, the Valuation Agent shall provide to S&P not later than the Notification Time on the Local Business Day following each Valuation Date its calculations of the Secured Party’s Exposure and the S&P Value of any Eligible Credit Support or Posted Credit Support for that Valuation Date. The Valuation Agent shall also provide to S&P any external marks received pursuant to the preceding paragraph.

(d)	Valuation and Timing.

(i) “Valuation Agent” means Party A; provided, however, that if an Event of Default shall have occurred with respect to which Party A is the Defaulting Party, Party B shall have the right to designate as Valuation Agent an independent party, reasonably acceptable to Party A, the cost for which shall be borne by Party A. All calculations by the Valuation Agent must be made in accordance with standard market practice and in good faith and in a commercially reasonable manner.

(ii) “Valuation Date” means: each Local Business Day.

(iii) “Valuation Time” means the close of business on the Local Business Day before the Valuation Date or date of calculation, as applicable; provided, however, that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

(iv) “Notification Time” means 11:00 a.m., New York time, on a Local Business Day.

(e)
Conditions Precedent and Secured Party's Rights and Remedies. For purposes of Paragraph 8(a), each Termination Event will be a "Specified Condition" for the Pledgor, if the Secured Party has designated an Early Termination Date in connection with the Termination Event. For all other purposes of this Annex, each Termination Event specified below with respect to a party will be a "Specified Condition" for that party:

Termination Event	Party A	Party B
Illegality	[N/A]	[N/A]
Tax Event	[N/A]	[N/A]
Tax Event Upon Merger	[N/A]	[N/A]
Credit Event Upon Merger	[N/A]	[N/A]
Additional Termination Event(s)	[X]	[X]

(e)	Substitution.

(i) “Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

(ii) Consent. The Pledgor shall obtain the Secured Party’s consent for any substitution pursuant to Paragraph 4(d). Such consent shall not be unreasonably withheld.

(iii) Additional Conditions Precedent. Paragraph 4(a) of this Annex is hereby amended to include a new subsection: “(iii) no deficiency exists in the Value of the Collateral at the time of Substitution.”

(f)	Dispute Resolution.

(i) “Resolution Time” means 11:00 a.m., New York time, on the Local Business Day following the date on which the notice of the dispute is given by the Disputing Party to the other party.

(ii) Value. For the purposes of Paragraphs 5(i)(c) and 5(ii), the Value of the outstanding Credit Support Amount or of any transfer of Eligible Credit Support or Posted Credit Support other than Cash (the “Non-Cash Credit Support”) will be calculated as follows: the product of (A) appropriate Valuation Percentage and (B) the sum of (I) the mean of the bid prices quoted on such date by any three principal market makers for such Non-Cash Credit Support chosen by the Disputing Party, or if three such quotations are not available from principal market makers for such date, using two such quotations, or if only one such quotation is obtained using such quotation, or if no quotations are available using the mean of such bid prices as of the day, next preceding such date, on which one or more of such quotations were available, plus (II) the accrued interest on such Non-Cash Credit Support (except to the extent Transferred to a party pursuant to this Agreement or included in the applicable price referred to in subparagraph (A) of this Clause) as of such date.

(iii) Alternative. The provisions of Paragraph 5 will apply.

(g)	Holding and Using Posted Collateral.

(i) Eligibility to Hold Posted Collateral; Custodians.
Party B or its Custodian will be entitled to hold Posted Collateral pursuant to Paragraph 6(b); provided that the following conditions applicable to it are satisfied:

(A)	In the event that Party B holds Posted Collateral, Party B is not a Defaulting Party or an Affected Party under an Additional Termination Event.

(B)	Posted Collateral may be held only in the following jurisdiction: New York

(C)
In the event that the Custodian holds Posted Collateral, the long-term unsubordinated unsecured debt of the Custodian is rated at least A+ by Standard & Poors, a division of The McGraw-Hill Companies, Inc. (or any successor thereto) (“S&P”) and at least A1 by Moody’s Investors Service, Inc. (or any successor thereto) (“Moody’s”).

Initially, the Custodian for Party B is LaSalle Bank National Association.

(ii) Use of Posted Collateral. The provisions of Paragraph 6(c) will apply to both parties.

(h)	Distributions and Interest Amount.

(i) Interest Rate. The “Interest Rate” will be the actual rate of interest earned and received by the Secured Party in respect of Posted Collateral in the form of Cash.

(ii) Transfer of Interest Amount. The transfer of the Interest Amount will be made on the second Local Business Day of each calendar month in respect of the Interest Amount for the preceding calendar month.

(iii) Alternative to Interest Amount. Not applicable.

(i)	Additional Representation(s). Not applicable.

(j)	Other Eligible Support and Other Posted Support.

(i) “Value” with respect to Other Eligible Support and Other Posted Support means: Not applicable.

(ii) “Transfer” with respect to Other Eligible Support and Other Posted Support means: Not applicable.

(k)	Demands and Notices.

All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, unless otherwise specified here:

Party A:

Global Collateral Support Unit
The Royal Bank of Scotland plc, Financial Markets
280 Bishopsgate
London EC2M 4RB
Facsimile: 44.207 085 4793
Telephone: 44.207 085 5209

With a copy to:

600 Steamboat Road
Greenwich CT 06830
Attn:  Derivatives Settlements
Telephone: 203-618-2781 (Rob Bache)
203-618-2440 (Operations main number)
Facsimile: 203-618-2579

Party B:

Please provide if different from address in Schedule

(l)	Address for Transfers. All transfers hereunder will be made to the account or accounts most recently notified by each party to the other.

(m)	Other Provisions.

(i) Single Transferor and Single Transferee. Party A and Party B hereby agree that, notwithstanding anything to the contrary in this Annex, (a) the term “Secured Party” as used in this Annex means only Party B, (b) the term “Pledgor” as used in this Annex means only Party A, (c) only Party A makes the pledge and grant in Paragraph 2, the acknowledgement in the final sentence of Paragraph 8(a) and the representations in Paragraph 9.

(ii) Events of Default. Paragraph 7 will not apply to cause any Event of Default to exist with respect to Party B except that Paragraph 7(i) will apply to Party B solely in respect of Party B’s obligations under Paragraph 3(b) of the Credit Support Annex. Notwithstanding anything to the contrary in Paragraph 7, any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall only be an Event of Default if (A) Second Rating Trigger Event with respect to S&P has occurred and been continuing or (B) a Second Rating Trigger Event with respect to Moody’s has occurred and been continuing for 30 or more Local Business Days and such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

(iii) Form of Annex. Party A and Party B hereby agree that the text of Paragraphs 1 through 12, inclusive, of this Annex is intended to be the printed form of ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law Only version) as published and copyrighted in 1994 by the International Swaps and Derivatives Association, Inc.

(iv) Expenses. Notwithstanding anything to the contrary in Paragraph 10, the Pledgor will be responsible for, and will reimburse the Secured Party for, all transfer and other taxes and other costs involved in any Transfer of Eligible Collateral.

(v)  Withholding. Paragraph 6(d)(ii) is hereby amended by inserting immediately after “the Interest Amount” in the fourth line thereof the words “less any applicable withholding taxes.”

(vi) “Local Business Day” means: any day on which (A) commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in New York and the location of Party A, Party B and any Custodian, and (B) in relation to a Transfer of Eligible Collateral, any day on which the clearance system agreed between the parties for the delivery of Eligible Collateral is open for acceptance and execution of settlement instructions (or in the case of a Transfer of Cash or other Eligible Collateral for which delivery is contemplated by other means a day on which commercial banks are open for business (including dealings in foreign exchange and foreign deposits) in New York and the location of Party A, Party B and any Custodian.

(vii) “Pooling and Servicing Agreement” means that certain Pooling and Servicing Agreement dated and effective as of November 1, 2006, among Credit Suisse First Boston Mortgage Securities Corp., a Delaware corporation, as depositor, Thornburg Mortgage Home Loans, Inc., a Delaware corporation, as seller, Wells Fargo Bank, N.A., a national banking association, as master servicer and as securities administrator (in such capacity, the “Securities Administrator”), Wilmington Trust Company, a Delaware banking corporation, as Delaware trustee, and LaSalle Bank National Association, a national banking association, as trustee and custodian.

(viii) Calculation of Value. Paragraph 4(c) is hereby amended by deleting the word “Value” and inserting in lieu thereof “S&P Value, Moody’s First Trigger Value, Moody’s Second Trigger Value”. Paragraph 4(d)(ii) is hereby amended by (A) deleting the words “a Value” and inserting in lieu thereof “an S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value” and (B) deleting the words “the Value” and inserting in lieu thereof “S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value”. Paragraph 5 (flush language) is hereby amended by deleting the word “Value” and inserting in lieu thereof “S&P Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value”. Paragraph 5(i) (flush language) is hereby amended by deleting the word “Value” and inserting in lieu thereof “S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value”. Paragraph 5(i)(C) is hereby amended by deleting the word “the Value, if” and inserting in lieu thereof “any one or more of the S&P Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value, as may be”. Paragraph 5(ii) is hereby amended by (1) deleting the first instance of the words “the Value” and inserting in lieu thereof “any one or more of the S&P Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value” and (2) deleting the second instance of the words “the Value” and inserting in lieu thereof “such disputed S&P Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value”. Each of Paragraph 8(b)(iv)(B) and Paragraph 11(a) is hereby amended by deleting the word “Value” and inserting in lieu thereof “least of the S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value”.

(ix) “Moody’s First Trigger Value” means, on any date and with respect to any Eligible Collateral other than Cash, the bid price obtained by the Valuation Agent multiplied by the Moody’s First Trigger Valuation Percentage for such Eligible Collateral set forth in Paragraph 13(b)(ii).

(x) “Moody’s Second Trigger Value” means, on any date and with respect to any Eligible Collateral other than Cash, the bid price obtained by the Valuation Agent multiplied by the Moody’s Second Trigger Valuation Percentage for such Eligible Collateral set forth in Paragraph 13(b)(ii).

(xi) “S&P Value” means, on any date and with respect to any Eligible Collateral other than Cash, the product of (A) the bid price obtained by the Valuation Agent for such Eligible Collateral and (B) the S&P Valuation Percentage for such Eligible Collateral set forth in paragraph 13(b)(ii).

[Signature page immediately follows]

THE ROYAL BANK OF SCOTLAND PLC By: Greenwich Capital Markets, Inc., its agent By /s/ David E. Wagner Name: David E. Wagner Title: Managing Director

THORNBURG MORTGAGE SECURITIES TRUST 2006-6

By: Wells Fargo Bank, N.A., not individually but solely as
Securities Administrator under the Pooling and Servicing Agreement on behalf of
THORNBURG MORTGAGE SECURITIES TRUST 2006-6

By /s/ Carla S. Walker
Name: Carla S. Walker
Title: Vice President